UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 3, 2006 (December 29, 2005)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

A.	Creation of Joint Venture Arrangement.

On January 3, 2006, Glimcher Realty Trust (the “Registrant”) announced a joint venture (the “Venture”) between its affiliate Glimcher Properties Limited Partnership (“GPLP”) and OMERS Realty Corporation (“ORC”), an affiliate of Oxford Properties Group which is the real estate investment arm of the Ontario (Canada) Municipal Employees Retirement System (“OMERS”), a Canadian pension plan. GPLP and ORC executed an operating agreement (the “Agreement”) for a limited liability company (the “Company”), dated as of December 29, 2005 (the “Effective Date”), that will conduct the operations of the Venture. GPLP has a 52% interest in the Company and ORC has a 48% interest. GPLP and ORC will share pro rata in the distributions from the Company, but GPLP will be entitled to certain financial promotes provided that ORC earns a specified rate of return.  The Company was organized exclusively for acquiring, selling, financing, operating, managing and developing real estate property on behalf of the Venture. Under the Agreement, GPLP assigned to Puente Hills Mall, LLC (“Puente”), an indirect subsidiary of the Company, its rights under the Puente Hills Mall (the “Mall”) purchase agreement (disclosed by the Registrant in a Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 8, 2005).

The Agreement further provides that a committee comprised of representatives from GPLP and ORC (the “Committee”) will manage the Company with GPLP serving as an administrator for the day-to-day operations of the Company and its subsidiaries. GPLP’s representatives will hold a majority of the seats on the Committee, but ORC will have certain veto rights as to Committee decisions relating to certain significant corporate events pertaining to the Company. Under the Agreement, the parties are prohibited from transferring their interests in the Company until the fourth anniversary date of the acquisition of the Mall by the Company’s subsidiary (the “Holding Period”). Additionally, the parties are prohibited from transferring the Company’s interest in any of its subsidiaries or property held by the Company or any of its subsidiaries until the fourth anniversary date of the Company’s acquisition of its interest in the respective subsidiary or property (the “Lockout Period”). Also under the Agreement, ORC has the sole right following certain events of default to: i) unilaterally make certain decisions on behalf of the Committee as well as all decisions relating to the Company’s day-to-day operations and ii) terminate the Holding Period and Lockout Period. Additionally, in the event that GPLP is terminated as the administrator following a change of control of the Registrant then GPLP will be permitted to terminate the Holding Period and Lockout Period.

Also under the Agreement, GPLP has granted to the Company, and its subsidiaries, an exclusive right to acquire certain mall and anchored lifestyle retail properties selected by GPLP as prospective acquisitions prior to GPLP seeking to acquire such properties independently (the “Exclusive”). Additionally, ORC intends to seek approval from its board of directors for it to commit up to $200,000,000 for acquisitions that GPLP offers to the Company, or its subsidiaries, under the Exclusive (the “Equity Commitment”). Under the Agreement, ORC has the sole right to determine if the Company will accept an acquisition proposal made under the Exclusive and the investment of the Equity Commitment, once approved, in such an acquisition. In the event that the Company rejects an acquisition proposal by GPLP under the Exclusive or ORC decides not to contribute a portion of the Equity Commitment to an acquisition accepted by the Company, then GPLP shall have the right to proceed with the proposed acquisition independently in accordance with the terms and conditions of the Agreement. The Exclusive shall terminate the earlier of: i) the date on which there is a change of control of the Registrant, ii) the date on which ORC rejects or fails to accept three consecutive offers made by GPLP to the Company under the Exclusive, iii) the third anniversary of the Effective Date, or iv) ninety (90) days after the Effective Date, if the Equity Commitment has not been authorized by ORC’s board of directors.

The Agreement contains other terms, conditions, covenants and mutual representations and warranties between the parties that are customary and typical for a transaction of this nature. Other than the Venture and the transactions described herein, there is no other material relationship between the Registrant and its affiliates and ORC and its affiliates.

A copy of the press release announcing the creation of the Venture is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

B.	Loan Assumption.

As part of the Venture and in connection with the Registrant’s acquisition of the Mall, the Registrant, through its affiliate Puente, executed a Loan Assumption Agreement (the “Assumption) between Puente, LaSalle Bank National Association, as Trustee for the Registered Holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2003-C1, Commercial Mortgage Pass-Through Certificates, Series 2003, as lender (“LaSalle”), Passco Colima, LLC, Passco PHM, LLC and PHM-1, LLC through PHM-29, LLC (all, collectively, “Passco”), dated as of December 29, 2005, to assume an existing fixed rate non-recourse mortgage loan on the Mall (the “Loan”). The balance of the Loan is $88,791,036.94 with a fixed interest rate of 5.2% per annum and a maturity date of June 1, 2008. The Loan is represented by an allonge to an existing promissory note that is secured by a deed of trust, assignment of leases and rents and security agreement pertaining to the Mall.

Under the Assumption, Puente shall make periodic payments of interest and principal over a 30-year amortization schedule. The Assumption does not permit Puente to make any prepayments on outstanding principal. All outstanding principal and interest shall be due and payable at the maturity date. The Loan is securitized and the Assumption contains default and defeasance provisions customary for transactions of this nature. LaSalle may accelerate repayment of all outstanding amounts owed by Puente under the Loan in the event of a default that remains uncured. As part of the Loan, the Registrant’s affiliate, GPLP, entered into a guarantee of recourse obligations agreement with LaSalle, dated as of December 29, 2005, providing recourse obligations as to customary carveouts in favor of LaSalle.

The Assumption contains other terms, conditions, covenants and mutual representations and warranties between the parties that are customary and typical for a transaction of this nature. Wachovia Securities (“Wachovia”) will be the servicer for the Loan. Wachovia served as the Registrant’s investment advisor for the Venture. LaSalle currently has other financing arrangements with respect to certain other properties owned by the Registrant. Other than the transactions described herein, there is no other material relationship between the Registrant and its affiliates and Passco and its affiliates.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01(B) above.

Item 8.01  Other Events.

A.  On January 3, 2006, the Registrant announced the completion of its acquisition of the Mall. The Registrant completed the acquisition of the Mall as part of the Venture. The total purchase price for the acquisition was $170.08 million, which the Registrant funded in part with cash from its existing credit facility, assumed mortgage financing and cash contributions to the Venture from ORC. A copy of the press release announcing the Registrant’s completion of its acquisition of the Mall is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

B.  In connection with the Venture, GPLP, Glimcher Development Corporation (“GDC”) and Puente, each an affiliate of the Registrant, entered into a Property Management Agreement (the “Management Agreement”) whereby GPLP, as manager, and GDC, as service provider, will provide property management, leasing, legal and other administrative services to Puente in connection with its ownership of the Mall. Fee payments under the Management Agreement shall be structured as follows: i) GPLP shall be entitled to receive a monthly management fee equal to three and one-half percent (3.5%) of the Mall’s total gross income from tenant rents for the respective month, ii) GDC shall be entitled to receive commissions from all leases, renewals, extensions, expansions and relocations executed with Mall tenants, iii) GPLP shall be paid an acquisition fee equal to 75 basis points of the purchase price paid by Puente for the Mall and iv) GPLP shall receive a monthly asset management fee equal to 75 basis points of the Mall’s accrued total gross income from tenant rents collected by GPLP for each calendar year. Under the Management Agreement, the management fee and asset management fee shall be adjusted according to quarterly reconciliations that GPLP shall provide Puente for rents payable by Mall tenants and rents actually received.

Forward Looking Statements

This Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Registrant to make additional investments in regional mall properties and redevelopment of properties, failure of the Registrant to complete proposed or anticipated acquisitions, the failure to sell properties as anticipated and to obtain estimated sale prices, the failure to fully recover tenant obligations for common area maintenance, insurance, taxes and other property expenses, the failure to achieve earnings/Funds From Operations targets, the failure to sell additional community centers, failure of the Registrant to qualify as a real estate investment trust (“REIT”), termination of existing joint venture arrangements, conflicts of interest with our existing joint venture partners, the failure to achieve estimated sales prices and proceeds from the sale of additional community centers, increases in impairment charges, failure to refinance debt at favorable terms and conditions, significant costs related to environmental issues as well as other risks listed from time to time in the Registrant’s reports filed with the SEC or otherwise publicly disseminated by the Registrant.

Funds From Operations

Funds From Operations (“FFO”) is used by industry analysts and investors as a supplemental operating performance measure of an equity REIT. The Registrant uses FFO in addition to net income to report operating results. FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with Generally Accepted Accounting Principles) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures. FFO does include impairment losses for properties held for use and held for sale.

Item 9.01  Exhibits.

(c)	Exhibits

99.1	Press Release, dated January 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: January 3, 2006	/s/ George A. Schmidt
George A. Schmidt Executive Vice President, General Counsel & Secretary